Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call Event Date/Time: Jul. 27. 2006 / 3:00PM ET

FINAL TRANSCRIPT

Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

Shona Bedwell

Duke Realty Corp. - Assistant VP, Investor Relations

Dennis Oklak

Duke Realty Corp. - Chairman, CEO

Matt Cohoat

Duke Realty Corp. - CFO

CONFERENCE CALL PARTICIPANTS

James Sullivan

Greenstreet Advisories - Analyst

Matthew Ostrower

Morgan Stanley Dean Witter - Analyst

Susan Berliner

Bear, Stearns & Co. - Analyst

Chris Haley

Wachovia Securities - Analyst

Srikanth Nagarajan

RBC Capital Markets - Analyst

Christian Brown

Deutsche Bank - Analyst

David Fick

Stifel Nicolaus & Co., Inc. - Analyst

Paul Morgan

Friedman, Billings, Ramsey & Co. - Analyst

Michael Bilerman

Citigroup - Analyst

Christopher Pike (ph)

Merrill Lynch - Analyst

Jonathan Habermann

Goldman Sachs - Analyst

John Kim

Banc of America Securities - Analyst

PRESENTATION

Operator

 Ladies and gentlemen, thank you for standing. Welcome to the Duke Realty quarterly earnings conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session, instructions will be given at that time. [OPERATOR INSTRUCTIONS] As a reminder, this conference is being recorded. I would now like to turn the conference over to Shona Bedwell. Please go ahead.

Shona Bedwell  — Duke Realty Corp. - Assistant VP, Investor Relations

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Thank you, Linda. Good afternoon, and welcome to our quarterly earnings conference call. Joining me today is Denny Oklak, Chairman and Chief Executive officer; Matt Cohoat, Executive Vice President and Chief Financial Officer; and Randy Henry, Assistant Vice President of Investor Relations.

Before we make our prepared remarks, let me remind you that statements we make today are subject to certain risk and uncertainties that could cause actual results to differ materially from expectations.

Some of those risk factors include our continued qualification as a REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt in equity capital markets, and also other risks inherent in the real estate business. And for more information about those risk factors we would refer you to our Form 10-K that we have on file with the SEC dated March 6, 2006. I will now turn it over to Denny for our prepared remarks.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Thank you, Shona. Good afternoon, everyone. FFO per share for the second quarter was $0.58, which was $0.02 above the high end of range of guidance we provided on last quarter’s call of $0.54 to $0.56 per share. The primary reason for this excess was greater lease buyouts than we anticipated, which mostly came from a bulk industrial transaction in Indianapolis. Even without the buyout we had a very solid quarter.

Overall leasing activity was up after a somewhat slow first quarter. We leased over 7 million square feet in the quarter including a strong 3.7 million square feet in our new development properties, which isn’t included in our leasing activity in our supplemental package. Our overall in-service occupancy was down by 89 basis points because of placing in-service two bulk industrial buildings totaling just over 1 million square feet which are not yet leased. Our in-service office portfolio is now over 90% leased for the first time since March 2001.

In addition, we made good progress on our same property performance. Same property NOI increased by 3.05% for the 12 months ended June 30, up from 1.33% for the 12 months ended March 31. Most of this increase relates to occupancy, however, the growth in net effective rents on 1.9 million square feet of lease renewals was 3.7%. It was particularly strong in the office renewals at 4.8%.

We also began to get our FAD numbers more in line with where we want to be for 2006. Our FAD payout ratio for the quarter was 103%, down from 120% in the first quarter. As you know, our guidance for FAD payout for the year was to be between 95% and 105% with our goal to be below 100%. We believe we were on track to meet this goal.

Our G&A expense was also more in line for the quarter at just under $7 million versus nearly $14 million for the first quarter. This decrease related to costs being allocated to increased construction and leasing activity for the quarter. I just want to point out that the additional overhead expense we acquired through the Winkler acquisition has not increased G&A, as we are performing substantially all of the administrative functions through our existing corporate personnel.

Of the Winkler associates who are now part of Duke are all related to property management, leasing, or development and their costs are charged to the existing properties or new properties, accordingly. We are still comfortable with our guidance for G&A for the year, but expect to be near the high end of our range, which was $32 million.

In looking around our markets, first on the bulk industrial side, we are in good shape everywhere. Our 68 million square feet of stabilized in-service bulk product is 95.5% leased. The Midwest markets are particularly strong with Cincinnati at 98.5% leased, Indianapolis at 97.1% leased, St. Louis at 95.8% leased, and Columbus at 94.7% leased.

On the office side, as I noted, our in-service portfolio is now over 90% leased for the first time since March of 2001. Again, all of our markets are performing well with the exception of Cleveland, which I’ll talk about later. All of the remaining markets are over 90% leased with the exception of Minneapolis at 89%, and Atlanta at 85% where we had two sizable lease buyouts this year. Particularly strong markets on the office side are Indianapolis, Washington, D.C., Raleigh Central, Florida, and South Florida, which are all between 93.8% and 97.2% leased.

We’re seeing rent growth on the office side in a number of markets, particularly in all of our Florida cities. Our value creation pipeline continues to exceed our expectations. At $975 million, our pipeline is again at an all-time high. We started $219 million of new development in the second quarter, including first quarter starts of $150 million, we’re now at $369 million of starts year-to-date. With our additional projects in the works, we feel very good about exceeding our guidance of $800 million for the year.

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

As I noted earlier, we signed over 3.7 million square feet of new leases in our new development during the second quarter. Some of the highlights of that activity include, on the bulk industrial side, a 7.5 year lease with Kimberly-Clark for our entire 806,000-square-foot spec building at Park 55 in Chicago; a 10-year pre-lease for 378,000 square feet in our 750,000-square-foot speculative building at Grand Lakes in Dallas; a 177,000-square-foot build to suit on a 25-year lease with the North Carolina Port Authority at the Port of North Carolina; a 303,000-square-foot 10-year lease with Hickory Hardware in our 505,000-square-foot speculative project in Nashville business center; and, finally, a 500,000-square-foot build to suit for Case/New Holland in Kansas City through our national development group.

On the office side, we signed a 69,000-square-foot, 5.5 year lease with McGraw-Hill in our 101,000-square-foot speculative project at Easton Commons in Columbus. We also signed a build to suit lease with St. John’s Mercy for a 112,000-square-foot facility on a 20-year lease in St. Louis through our joint venture with Bremner Health Care.

And today we are announcing the signing of a lease with Citigroup to take 100% of our 176,000-square-foot speculative office project at our Landings Park in the Blue Ash submarket of Cincinnati for a 15-year term. In addition, Citigroup will commit to pre-lease a portion of the second building in this park and we will begin development of that project immediately.

As this activity shows, our development business remains very strong. On a related note, our investment in land held for future development is now over $600 million. While that is a significant investment, I would like to point out that based on our projected development land sales for 2006, we will employ over $250 million of land this year. That means our supply of land consists of just over two year’s usage, which is in line with our target not to exceed a three to five-year supply.

A good portion of the recent increases in land are related to our entry into new markets including Washington, D.C. and Houston. As we announced during the quarter, we acquired a suburban office site in Houston. This a great site on Beltway 8 on the north side of Houston. The site can accommodate over 700,000 square feet. We will be constructing our very successful value office product on this site. We’ll be starting a 160,000-square-foot speculative office project on this site in the third quarter.

Turning now to the Winkler portfolio. As you know, we’ve been marketing this portfolio to obtain a joint venture partner. We’ve had significant interest with over 40 packages distributed and six written or verbal offers. We’ve been in serious negotiations with a couple of groups, but we have not yet reached a deal that is acceptable to us. We are comfortable with the initial pricing offers we received, however, there are two structural challenges we are facing. One of our main goals is to own these properties for a long period of time, long enough to build our presence in the D.C. and northern Virginia area with a great team of people we acquired from the Winkler organization.

A number of the potential partners we spoke to would like to break the portfolio up and sell certain of the assets immediately. Also, the land held for future development is located adjacent to the existing properties in the three parks we are in. Several of the potential partners would like to control our development without making an investment in the land. This is also not acceptable to us. Therefore, we are less focused on completing the joint venture and more focused on developing the existing land and growing the NOI in the existing properties.

We have started two speculative projects totaling 177,000 square feet on the land, as I mentioned on the last quarterly call. We also have an LOI for a 110,000-square-foot build to suit at the Westfields project on which we expect to sign a lease this quarter. So we are even more optimistic about our investment and future potential than we were when we closed this transaction in February.

During the second quarter, we also closed a joint venture with Browning Investments on industrial land in Indianapolis. Browning is a long time local Indianapolis developer who previously had partnerships with Keystone Properties and then ProLogis. The venture combines our industrial ground at our Anson project in the northeast submarket with Browning’s project in Plainfield, which is in the Airport submarket. Now referred to as AllPoints at Anson and AllPoints Midwest, they consist of over 600 acres and 900 acres, respectively. This joint venture now controls the two best industrial land sites in the two best submarkets in central Indiana, one of the most vibrant distribution areas in the country.

We are under construction on a new development of a 630,000-square-foot bulk industrial building at Anson, which will be complete in early 2007. We are very excited about teaming up with the talented Browning organization and look forward to getting more than our share of the Indianapolis industrial market for the next several years. This week we also announced that we closed on the sale of our Cleveland industrial portfolio and a portion of our industrial ground in a sale to First Industrial. The total proceeds from this sale and of our previous one-building sale in Cleveland to another purchaser totaled over $116 million. Our gross economic gain on these properties was 30%, which is, by the way, not included in our FFO.

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

We are under contract on the remaining industrial land in Cleveland and expect to close that by the end of August. We will then turn our attention to disposing of the Cleveland office assets. We have a team in place to operate and lease these assets for as long as it takes to maximize our value. We do not believe that a closing on the sale of these assets will occur yet this year.

Also this week we successfully completed the consent solicitation to change certain bond covenants on our older, unsecured debt. Now all of our bonds contain the same covenants. This change will allow us to increase our leverage by up to $350 million and still be in line with all of our covenants.

The fees on this transaction include about a $0.01 charge to FFO this year, but will save us up to $4 million, or $0.03 per share annually going forward. We continue to be very positive about our overall business. We are focused on creating value through our development pipeline on both held-for-rental and held-for-sale front. We remain comfortable with our guidance for FFO per share for 2006 of $2.32 to $2.45. And yesterday we provided guidance of FFO per share of $0.62 to $0.64 for the third quarter. And with that, we’ll open it up for questions.

QUESTION AND ANSWER

Operator

Thank you. [OPERATOR INSTRUCTIONS] And our first question comes from the line of Jim Sullivan from Greenstreet Advisories, please go ahead.

James Sullivan  — Greenstreet Advisories - Analyst

Thanks. Can you guys address the balance sheet strategy going forward? You have nearly $1 billion in maturities, nearly $700 million out on the line, I guess the presumption that Winkler will be a source of cash in the near term probably isn’t the case anymore. What is the strategy with respect to the balance sheet?

Matt Cohoat  — Duke Realty Corp. - CFO

Hey, Jim, it’s Matt Cohoat. The maturities that we have coming up, one of them is a term loan that we have the ability to extend that out into 2007, if need be. And then we have a significant amount of capabilities to go to the unsecured debt market and just term out the short-term debt. And if need be, we have several properties that we could sell, but right now all the debt is included in our balance sheet, as you know, and our ratios are in good shape.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

We’ve also got some of that potential future debt locked with some hedges on that, Jim.

Matt Cohoat  — Duke Realty Corp. - CFO

Over $450 million of that is locked up for future transactions in the next 12 months.

James Sullivan  — Greenstreet Advisories - Analyst

Okay. And then, Denny, with respect to the [dike] covenants and the consents, I understand the upfront costs, did you say the savings were going to be $0.03 a year?

Matt Cohoat  — Duke Realty Corp. - CFO

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Yes, what we’re referring to there is that, in simplest terms, we increased our covenants from 55% to 60% of debt to total assets. And that’s in the neighborhood of $300 million to $400 million of additional debt that we could have if we had not incurred, or had not changed the covenants. So the estimate is that that’s a $3 million to $4 million per year savings on that — on that additional debt that we could incur.

James Sullivan  — Greenstreet Advisories - Analyst

As a result of higher leverage versus using equity?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Correct.

Matt Cohoat  — Duke Realty Corp. - CFO

Yes.

James Sullivan  — Greenstreet Advisories - Analyst

Okay. Denny, can you convince me that Houston’s a market that needs speculative office development?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

 Sure. I think — I’ll tell you why, but you should probably go see it yourself, Jim, and tour with David Hudson down there. But if you look at the outer belt, Beltway 8 is the way outer belt now.

And if you go around, particularly on the west side, there’s been a number of speculative projects that have been done by a number of developers, some of the private, national guys whose name you’d recognize, and they’ve done very well on leasing those projects up. This is not down in more towards the inner city.

This is out, there’s a lot of growth outside the beltway now with residential housing on the northwest side. It’s a very good location. This one, as I mentioned has beltway/interstate exposure. This site was under contract to another developer and they let the contract expire and our folks in Houston jumped in and got it and we feel very, very good about the speculative office market for our value office product in that part of the city.

James Sullivan  — Greenstreet Advisories - Analyst

I’ve always admired your ability to pick submarkets. I look forward to learning more about that. And then finally, can you comment on the big lease buyouts and what the circumstances were and what changed from 90 days ago when you gave your previous guidance?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes, again, as we talk, as we always say, we never know exactly where lease buyouts are going to come. When we set our guidance for the year, we just estimate a range based on history, but generally speaking, we don’t have any specific items we’re referring to when we set our guidance.

This particular one, there was — it was a industrial building up in our Lebanon Business Park outside of Indianapolis. And it was on long-term lease with the tenant that had about 12 years remaining. They wanted out of the lease. And then we also had a buyer that wanted to buy the building.

So we entered into negotiations, terminated the lease, received a significant buyout on the 12 years remaining and then turned around and sold the building at a profit over our gross basis in that building. So it’s just one of those transactions that you don’t foresee and it comes along and we — all in all we thought it was a very good deal for us.

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

James Sullivan  — Greenstreet Advisories - Analyst

Thanks a lot, Denny.

Matt Cohoat  — Duke Realty Corp. - CFO

Thanks, Jim.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Thanks.

Operator

Thank you and our next question comes from the line of Matt Ostrower from Morgan Stanley. Please go ahead.

Matthew Ostrower  — Morgan Stanley Dean Witter - Analyst

Good afternoon. Did you explain why the term fee isn’t turning into higher guidance?

Matt Cohoat  — Duke Realty Corp. - CFO

Well, what we’ve traditionally done with our guidance since we started giving it just a few years ago is we give, we give guidance once a year up front at our December investor conference, generally, I guess we also move that up to try to give it a little earlier than that, last year, which we’ll do again this year. But we try to set the range wide enough that we feel pretty comfortable that we’re going to fall within that range based on all of the things that we know.

In our position and we’re going to stick to is not inclined to change that guidance during the year unless I’m really very certain that I’m either going to be above the top or I’m going to be below the bottom. But in general, you’re not going to see us change our annual guidance.

We give you pretty wide range, we give you quarterly guidance and we’ve got a lot of moving pieces and parts within the Company, and so in general, we would not know for sure that we were going to exceed the top end of that guidance, for example, until late in the year.

And that’s particularly true this year when, as we said all year, that we’ve got a significant number of our property sales in our held-for-sale portfolio that are scheduled to close in the fourth quarter. And so we won’t, we won’t feel totally comfortable with our guidance until we get all of those sales closed before December 31.

Matthew Ostrower  — Morgan Stanley Dean Witter - Analyst

Great. Thanks, and just on the concession front. It seemed to be looking at it on a per square foot basis, if I’m looking at it the right way, that things were sort of, you know, roughly the same, maybe even a little bit higher TI/LC per square foot. Is that what you noticed? And I guess, more specifically, so what does it take to get those numbers to improve a little bit?

Matt Cohoat  — Duke Realty Corp. - CFO

Really the fluctuation on the per-square-foot amounts is just primarily as a result of a change in the mix of the leasing. And so we have, with having our portfolio over 95% leased on our in-service on the bulk industrial, and that continuing to lease up the office, we’ve got a greater proportional amount of our leasing in the office, so that’s the main reason. Overall, we’re not seeing any increases in our concessions and in our tenant finish.

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Matthew Ostrower  — Morgan Stanley Dean Witter - Analyst

And you’re talking about Florida looking better. So I mean, will we start to see that flow through the concession side, as well?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes. I think so. I would say what Matt said, in general, I think our concessions are getting more favorable to us. They’re not moving that way tremendously quickly, but we’re finally starting to see some movement. And as you know, Matt, we’ve said all year this is a big focus for us. So we’re monitoring this very closely, but we do have a sense that it’s turning a little bit in our direction. I wouldn’t say real quickly, but it’s starting to turn in our direction.

Matthew Ostrower  — Morgan Stanley Dean Witter - Analyst

Thank you.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Thanks.

Operator

Thank you, our next question comes from the line of Susan Berliner from Bear, Stearns. Please go ahead.

Susan Berliner  — Bear, Stearns & Co. - Analyst

Yes, I was wondering if you could help me with the Winkler portfolio. I know you may not joint venture it now, and I guess a few questions associated with that. One was if you can kind of quantify what kind of unsecured bondage [INAUDIBLE] you may do for the second half of the year, and two was if you’ve spoken to the rating agencies about this? And I guess, three, is the increase in secured debt on your portfolio, I know was pretty conservative, will that continue going forward?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Okay, I’ll let Matt handle that one.

Matt Cohoat  — Duke Realty Corp. - CFO

Susan the — I’m going to take them in reverse order. The secured debt increases because the term loan itself is — we did that on a secured basis, so when we replaced that on an unsecured basis, we’ll go back down to the level of secured debt that we’ve typically had in the past. We are in the market and do expect to have a little bit, or one issuance of a secured debt issue in the next quarter.

But overall, we will still be staying down probably 10% or so or less of our total debt will be secured.

As far as additional issuances throughout the course of the year, it really is going to be, I can’t specifically say because it is dependent on whether we do end up with the Winkler portfolio and any other property sales.

But we, we are very comfortable using our line of credit up to a level of $750 million and keeping some dry powder for any transactions that come up. But use that as the amount of our variable rate debt, which we’ll keep in that 15% to 20% level or so. In fact, we did fix the term loan — I’m sorry the floating rate of debt we have, it’s due at the end of the year, $250 million, just to reduce the amount of variable rate exposure that we have. And I’m sorry, your third question — ?

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Susan Berliner  — Bear, Stearns & Co. - Analyst

Just was regarding the rating agencies?

Matt Cohoat  — Duke Realty Corp. - CFO

The rating agencies. Yes, we’ve stayed in close contact with them. Meet with them regularly, in face-to-face as well as almost on a monthly basis through phone calls. And we are very, very, very focused on maintaining our current ratings and have no intent to change those ratings.

Susan Berliner  — Bear, Stearns & Co. - Analyst

Okay, so they’re okay with the Winkler portfolio, you guys wholly owning it as long as you finance it appropriately?

Matt Cohoat  — Duke Realty Corp. - CFO

Yes.

Susan Berliner  — Bear, Stearns & Co. - Analyst

Okay. Thank you.

Operator

Thank you, and our next question comes from the line of Chris Haley from Wachovia Securities, please go ahead.

Chris Haley  — Wachovia Securities - Analyst

Regarding the land investments, I had a couple questions, if possible. Can you give me the rationale behind partnering, or giving your — giving a half of the northern portion of Indianapolis to get a half on the southwest Airport portion? Recognizing how both of you, both of the entities, Michael, in your organization have been successful to stand alone?

Matt Cohoat  — Duke Realty Corp. - CFO

 Sure, Chris, I’d be happy to do that. As I mentioned in my remarks, we think these are, lead to prime locations. Obviously, as you’ve toured Indianapolis, Chris, you know that the real industrial pieces, the industrial market here is west out by the Airport and then up I-465 and I-65 up on the northeast side.

So we believe that these are the two prime industrial development parcels in the city. And we’ve also known the Browning folks for a long time. They’ve had a lot of success and had a high market share. And they were partnering up with — originally they partnered with Keystone and then ProLogis just bought Keystone and they were partnering with ProLogis. And their agreement with ProLogis was expiring, and so we know the folks well.

And we began having discussions with them that if they needed a public company partner that we were the perfect one and that we’d be happy to share their success out in Plainfield if they wanted to help share our success up at Anson on the I-65 corridor, and after a term, a period of negotiation, we came to an agreement on what we think is a great venture going forward.

They’ve, when you look at it, you know, we’ve always had a pretty significant market share, and so have the Browning group. And now we believe we’ll be able to continue that significant market share, both of us, with these two great land positions going on for the next several years.

Chris Haley  — Wachovia Securities - Analyst

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Do these two projects, or these two submarkets compete?

Matt Cohoat  — Duke Realty Corp. - CFO

Well —

Chris Haley  — Wachovia Securities - Analyst

Or complement?

Matt Cohoat  — Duke Realty Corp. - CFO

They more complement. I’m not saying they don’t ever compete. At certain times for certain people they will compete. But I would say that’s not a high percentage of the deals. Folks either want to be out in Hendricks County in Plainfield, or up along the I-65 corridor headed up to Chicago.

Chris Haley  — Wachovia Securities - Analyst

And is there [INAUDIBLE] straight up 50/50? Are you handling the CapEx up north, and Michael’s handling the CapEx down south in terms of infrastructure?

Matt Cohoat  — Duke Realty Corp. - CFO

It’s 50/50, straight up deal, as far as the development, the Browning group is doing the development and construction down at AllPoints Midwest. We’ll do the development and construction up at Anson. Both of our leasing teams will work together on proposals and leads that are generated within the area. And so it’s a little bit of everything, but it’s a 50/50 venture.

Chris Haley  — Wachovia Securities - Analyst

Okay. And on the Winkler land, can you — my apologies, going back to last quarter when you talked about this transaction, I think you had indicated that you were actually expensing the land costs as part of your return assumption and in your FFO?

Matt Cohoat  — Duke Realty Corp. - CFO

Well, in all of our land —

Chris Haley  — Wachovia Securities - Analyst

Yes. I just couldn’t recall whether Winkler was?

Matt Cohoat  — Duke Realty Corp. - CFO

Yes. All of our land that we have, we don’t capitalize interest expense unless there’s development going on on the land. And that’s the way we’ve always done it. So that would hold true with the Winkler land, as well.

Chris Haley  — Wachovia Securities - Analyst

Okay and that, did you mention a rate of return that you were looking on, the Winkler portfolio?

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Matt Cohoat  — Duke Realty Corp. - CFO

We did, we did. We said that the existing assets, we were at about a 6.5. And that the new development on the land we are projecting right now an 8% return on those.

Chris Haley  — Wachovia Securities - Analyst

And that’s the — that’s kind of the — 100,000 foot of it you got, pretty close?

Matt Cohoat  — Duke Realty Corp. - CFO

Yes.

Chris Haley  — Wachovia Securities - Analyst

And in other projects?

Matt Cohoat  — Duke Realty Corp. - CFO

Yes. The — the 100,000 is a little bit less than that, but was factored into our overall 8% because this was a project that was actually in the works before we closed the transaction. So we had a special deal with the sellers on this one.

Chris Haley  — Wachovia Securities - Analyst

Right. And when you’re looking at that 8%, that project in terms of the improvements you expect to put into some of the dirt that has yet to go through permitting, et cetera, where do you think some of your basis will be? You can move money around a little bit. What do you think your basis will wind end up being on some of the projects that might get started in ‘07?

Matt Cohoat  — Duke Realty Corp. - CFO

Well, first of all on land, it’s all 100% entitled. It’s ready to go. Site plans are approved on pretty much of all it. And there’s no additional infrastructure investment needed on the land. It’s all ready to go. You know, Chris, you’re taxing my brain here a little bit on knowing what our basis in these properties are going to be.

But on the new development, but you know, I think when you look at what we paid for the properties and what things are trading for out there, and know the cap rates, I think our basis is going to be a very good basis. With an 8% return, and that 8% return we were really using today’s market rents. We hadn’t assumed any growth in market rents on that land as we go forward and do additional development. So I’m sure Randy can help you a little bit later on some of the basis numbers, Chris.

Chris Haley  — Wachovia Securities - Analyst

That’s great. Thanks.

Operator

Thank you and the next question comes from the line of Srikanth Nagarajan from RBC Capital Markets, please go ahead.

Srikanth Nagarajan  — RBC Capital Markets - Analyst

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Thanks. Quick question on the Winkler portfolio, I’m presuming that you’re considering it first generation because it was a recent acquisition on most of the TI/LCs. Some quick comment or color on what the total amount of TI/LCs would be, as well as a per dollar — a dollar per square amounts on the Winkler portfolio, how much they would add to your FAD payout if you would include that?

Matt Cohoat  — Duke Realty Corp. - CFO

Well, it’s really almost irrelevant, Sri, because the properties were 96% leased when we bought them. So anything, if we were to consider it first generation it would only be on that space that was vacant. So anything that turns, if we had anything that turns that will all be second generation.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

We do already have a portion of that that is in this quarter’s FAD. We’ve had probably three or four leases that were in the numbers. So the primary activity we’re having now is actually being charged against our FAD.

Srikanth Nagarajan  — RBC Capital Markets - Analyst

Okay, and presumably since it’s a stable lease, there is no concern for the next few quarters?

Matt Cohoat  — Duke Realty Corp. - CFO

No, no, this property is very well leased, the roles are balanced, but quite actually minimal. And there’s some rent increases, built into the leases that are in place.

Srikanth Nagarajan  — RBC Capital Markets - Analyst

All right. Excellent, thank you.

Operator

Thank you. And our next question comes from the line of Christian Brown from Deutsche Bank. Please go ahead.

Christian Brown  — Deutsche Bank - Analyst

Hi guys, you talked about a couple of the markets like D.C. and Houston that you are doing speculative development and I just wanted to ask about some of the other ones, like Minneapolis. It seems like you started a project there this quarter. Which other markets are you feeling comfortable doing speculative and why?

Matt Cohoat  — Duke Realty Corp. - CFO

Well, we’re doing speculative in every one of our markets I would say today for sure on the industrial side. We’ve got speculative development going on on bulk product. I can’t think of a market that we don’t have something going on in. So we’re very comfortable. We’re particularly on the bulk side, I would say very excited about opportunities in Dallas.

We’ve got a couple of speculative projects going on there. One, down at Grand Lakes, which I mentioned, we started a 750,000-square-foot project that’s not going to be done until October 1 and it’s 50% pre-leased now. And then we’ve got a 624,000-square-foot project going on down by the new UP Intermodal down by the south side.

We’re also very excited about the prospects in Florida on the industrial side. We’ve got a couple projects going in in Tampa at our Eagle Creek Park. We’ve got a project going on our Crossroads Park in Orlando, which I’m not sure if it’s actually started yet, but it’s getting ready to start. And those are, the leasing momentum down there is very strong.

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

And then in Columbus and Indianapolis and Cincinnati we, and Chicago, and Minneapolis we all — we have at least one speculative building, mostly one speculative building going in those markets. So it’s very strong.

On the office side. It’s also pretty strong across the country, across our markets, if you will. So I noted we’re starting that speculative building in Houston. We’ve got a speculative building going on, going up in Orlando down at our Millenia Park, which is about a 110,000-square-foot building that opens in October. And we think within in the next week or so we’ll have that 50% pre-leased.

As I mentioned, we had the speculative building in Cincinnati, a 175,000-square-foot building, which we just announced today that we signed a deal. It’s a 15-year lease with Citigroup for 100% of the building, and they’re going to take at least, I think, 18 ,000 square feet of the second 175,000-square-foot building, which we’re going to start immediately.

We’re just finishing up a speculative building in Indianapolis at Parkwood 9. It opened up in December and now 79% leased. We’ve really got good activity across the system.

And we’re really not too afraid of doing some speculative development on either the office or the industrial side. And again, it’s very specific to submarkets in each of our cities.

Christian Brown  — Deutsche Bank - Analyst

Okay, and are you seeing any movement in terms of acquisitions and cap rates? Or are they still either up, down, sideways?

Matt Cohoat  — Duke Realty Corp. - CFO

I think they’re pretty sideways right now. We haven’t seen a lot of movement. We — we’ve not sold as much on the held-for-rental side this year as we have the last few years, including our flex portfolio sale. Obviously, we sold Cleveland, we feel very good about the pricing that we got on those assets. And then on our held-for-sale portfolio, we still see very aggressive cap rates out there and the change in interest rates so far hasn’t had much of an affect on the cap rates.

Christian Brown  — Deutsche Bank - Analyst

Okay. Thank you.

Matt Cohoat  — Duke Realty Corp. - CFO

Thanks.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Thank you.

Operator

Thank you and our next question comes from the line of David Fick from Stifel Nicolaus. Please go ahead.

David Fick  — Stifel Nicolaus & Co., Inc. - Analyst

Hi, good afternoon. Can you give us a little bit more on why Cleveland should take, given where cap rates are and the heated market, wouldn’t it be quicker to sort of bail there sooner than later?

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Well, the issue we have there, David, right now is that that office portfolio is only 79% leased. And we just feel like if we go to push it today before we get some leasing activity done in that, in that portfolio, that we’ll be leaving something on the table. The activity —

David Fick  — Stifel Nicolaus & Co., Inc. - Analyst

Do you feel confident that there are deals in the market?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes, the activity is quite honestly picking up a little bit. So we think that we’ll make some progress on that in the second six months. We’re not holding back, as soon as we feel like we’ve maximized the value, we’ll move that. I just — my point in my remarks, David, was I just think where we are at this point in time being here at the end of July now and knowing that we’ve got a few leases in the hopper that we’ve got to get signed, and we’d have to market the portfolio, I don’t think anything is going to get closed yet this year.

David Fick  — Stifel Nicolaus & Co., Inc. - Analyst

Okay. Years back you all gave some sensitivity analysis in terms of your G&A against your capitalization, you know, clearly, G&A’s back in line and we’re presuming a new run rate here. Is there any sensitivity to the development pace in that number?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

There always is, David, the way we account for it as development picks up, more of our total overhead pool gets allocated to the development and generally the leasing. You know, we provide a historical summary in the quarterly package on page 28 that really goes back for a few years and it shows quarter-by-quarter our total pool of overhead and then the different, different places it gets allocated.

So that will give you a sense. But there always is some amount of variability based on the pipeline and the level of volume that we’re doing on a quarter-to-quarter basis.

David Fick  — Stifel Nicolaus & Co., Inc. - Analyst

Okay. And then lastly to revisit the Winkler question one more time, you all acknowledged when you did that deal that it was very, very pricey and essentially said that you couldn’t make the numbers work without a JV partner, that was your rationale from a cost to capital perspective. And I hear you in terms of locking in some debt at lower cost, but I’m still confused sort of, you know, you seemed to have changed courses here in one of the biggest transactions you guys have done in years?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Okay, I don’t think we ever said that we — I’m sure we never said that we needed to do this deal from a cost of capital perspective. It was expensive property. There’s no question about that, but I think property in major markets around the country today is expensive. You know, we just saw another transaction, obviously, in the Washington, D.C. area announced today that’s, again, a pretty pricey transaction. So we — but we feel very comfortable with the transaction that we did here.

You know, of course, it’s, as you know, we’ve traditionally bought 6.5% return assets, but we felt it was the right decision and the right investment decision for us because they’re very good assets, over time we’re very confident that the NOI in these assets will continue to grow, the land positions are outstanding, they’re in three very good parks.

We’ll develop our way through this, we’ll have a lot of value creation on the development of those existing land parcels as we move through those over the next few years. And then we got a great team of people. You know, we brought on board around 90 folks who are now in the Duke D.C. office, they’re fully integrated.

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Everything’s going fine, property management groups are moving forward. We’ve got the development and leasing folks working on the new projects and we’re also looking with that team at additional opportunities out in that region. And we think — we feel very confident that that team’s going to generate additional opportunities for us over time.

So we have the balance sheet to be able to do this. And we’ll — as Matt said, we’re very comfortable with where we are from the balance sheet, we’ve internationally leveraged up a little bit. We’ve been very conservative for years, and today we feel very confident about with balance sheet we have, with the quality of properties we have, we have a tremendous amount of flexibility on our balance sheet and are not worried about the level of leverage being a little bit higher than we’ve traditionally been.

Matt Cohoat  — Duke Realty Corp. - CFO

David, this is Matt. The one thing I’d say, obviously, we took out a short-term term loan, and we had because we wanted to look for a partner and didn’t want to have debt tied up till we couldn’t deal with, but it also gave us the flexibility. And what we didn’t say, but can really say today, is we’re looking for the perfect partner. So maybe we’re looking really hard, but as we do it, we’ve more and more like the assets we always did. And the rental rate growth opportunities just create even more accretive opportunities for us with the portfolio on a whole basis, particularly with the debt that we do have the ability to take the term out of our short-term debt on pretty favorable rates.

David Fick  — Stifel Nicolaus & Co., Inc. - Analyst

Yes. I bought into that initially, but a lot of people didn’t. And it was on the basis that you’d be finding that external capital because clearly you’re setting aside the cost of land in your analysis when you give the 6.5% return, and it’s very clear that your blended cost of capital has to be a lot higher than that. So on an incremental basis maybe you can make the cash flow work, but I still, you know, I still think this thing needs to go into a JV as quickly as you can.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Well, we are not giving up on, I wouldn’t say giving up, we’re going to continue to talk to people and people will continue to talk to us because of the quality of the assets. I just don’t want to mislead anybody, I think Matt said it correctly, we’re looking for a partner that lines up with our strategic plan for those assets long-term and my guess is we will find one some day.

But I can’t see here today and tell you that’s going to happen, and so we’ll keep talking to people. But we’re going to focus on getting the most out of those assets and doing some really good deals on that land. And that’s where we’ll create a lot of value, and we wouldn’t create a tremendous amount of value by just moving them off to a joint venture partner today.

David Fick  — Stifel Nicolaus & Co., Inc. - Analyst

Okay. Thanks.

Operator

Thank you and our next question comes from the line of Paul Morgan from FBR, please go ahead.

Paul Morgan  — Friedman, Billings, Ramsey & Co. - Analyst

Good afternoon. Staying on that subject for a second, have you, how committed are you to keeping the portfolio as a whole in a joint venture, I’d imagine there might be parties that would be more interested in the pure office part of it. Have you considered just joint venturing that part?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Yes, we have, and we had offers on pieces and parts, we had offers on the industrial separately from the office, office separately from industrial. Again, we just —

Paul Morgan  — Friedman, Billings, Ramsey & Co. - Analyst

So that hasn’t been a stumbling block from your perspective, then?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

No, not at all.

Paul Morgan  — Friedman, Billings, Ramsey & Co. - Analyst

Going to the bulk portfolio occupancy was down, and it looks like, you know a big chunk of your vacancy there is still in Atlanta and Chicago. I was wondering if you could comment specifically about those two markets if I didn’t miss it.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

The bulk is down a little bit on the overall in-service, primarily because of two buildings we moved into service that are shell complete. We move them to the in-service category when they’re shell complete. They go into that unstabilized development for a maximum of 12 months on our reporting.

So we had two projects, one in Cincinnati and one in Atlanta that were, that shells were completed in the second quarter and we do not have them leased yet. And those total a little over 1 million square feet. So we’re still fine with our leasing projections, typically, these days the big bulk projects don’t get pre-leased until they’re completed, occasionally do, but a lot of times once they’re up and ready, they get leased.

But on the stabilized in-service, we were down just slightly from 96.2 to 95.5, and that was just with some lease expirations and three of those happened to be up in Chicago, which we will need to back fill.

Chicago’s a little low, Atlanta was a little low because of that one sizable building down at Camp Creek came in-service this quarter. But we also did an 800,000-square-foot lease up in Chicago and we did a couple of other deals in Atlanta. So there’s nothing that we’re concerned about on that bulk portfolio right now.

Paul Morgan  — Friedman, Billings, Ramsey & Co. - Analyst

So how comfortable are you in those two markets? You’ve got the momentum to get it to the type of occupancy you’ve got in some of your other markets.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes, we’re very comfortable. We’re very comfortable.

Paul Morgan  — Friedman, Billings, Ramsey & Co. - Analyst

Sort of over the next four quarters?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes, my guess is it won’t take that long. My guess is the rest of the year.

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Matt Cohoat  — Duke Realty Corp. - CFO

For instance, in Chicago, it’s, it’s just timing, if you will. We’ve been up over 95, we — and it’s come down and it will go back up, we just did 1 million feet of leasing up there in the last 30 days.

Paul Morgan  — Friedman, Billings, Ramsey & Co. - Analyst

Okay. And then last in terms of Anson, I don’t know if you’ve mentioned this in the past, but do you have sales gains in your guidance this year?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes, we’ve got a little bit of land sale guidance — land sale projections, if you will, internally that we’ve factored into our guidance up there. And it’s in about the $2 million to $2.5 million net gain range from sales at Anson for both. Retail out lots, residential, a few residential lots, some town homes and apartments, and all of those are moving forward.

Paul Morgan  — Friedman, Billings, Ramsey & Co. - Analyst

So, would you consider that to still be sort of a variable in the guidance, or are you pretty comfortable that’s going to happen?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes, we’re very comfortable.

Paul Morgan  — Friedman, Billings, Ramsey & Co. - Analyst

Thank you.

Operator

Thank you and our next question comes from the line of Jon Litt from Citigroup. Please go ahead.

Michael Bilerman  — Citigroup - Analyst

Good afternoon, it’s actually Michael Bilerman. Jon’s on the phone, as well. Just going over the economics of Winkler. Effectively, if you’re holding on to it all today, I think you said you’re expensing the cost of the land, I guess on a total purchase price, you’re effectively at a 5.5 yield, is that right?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Well, Michael, I’m not sure I can answer that because I’m not sure we’ve ever looked at it that way.

Matt Cohoat  — Duke Realty Corp. - CFO

I think one way to answer that is we have looked at it and effectively the accretion we have on the properties on the short-term basis over our cost of capital is covering the dilution from the carry of the land. And it’s about even.

Michael Bilerman  — Citigroup - Analyst

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Basically flat on the transaction today from an FFO perspective?

Matt Cohoat  — Duke Realty Corp. - CFO

For the short-term, yes. It will improve then the longer we hold it. We’re already seeing rental rate growth and as we take down some of the land.

Michael Bilerman  — Citigroup - Analyst

Where do you think you can fix out the $700 million of debt? It’s at LIBOR plus 52 right now, right?

Matt Cohoat  — Duke Realty Corp. - CFO

Yes, it is. Right now a 10-year for us is in the low sixes, probably 6.1,6.15.

Michael Bilerman  — Citigroup - Analyst

Would you think same store growth is on the Winkler portfolio going into next year?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

I don’t know the answer to that without going through specifically the rollover, but, which I don’t have in front of me, but I would say that the rents there are growing at probably 4% or 5% a year, at least, and I think there’s probably, next year is, is a 10% maybe a 10% or 11% rollover on that portfolio next year. So I would say that the market with the increase, our rents in that market are probably, you know, 10% below, our rents in those buildings are probably about 10% below market today.

Michael Bilerman  — Citigroup - Analyst

And what did you say occupancy was currently?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

It’s about 95%, 96%.

Michael Bilerman  — Citigroup - Analyst

Okay. And have you thought about if, you know, I guess this was going to bring you in about $600 million of capital if you were to do the JV, have you thought about whether you’re going to back fill that with something else in the short-term? Or you’ll only do it when you get the next opportunity?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

I’m not sure I understand —

Michael Bilerman  — Citigroup - Analyst

If you were going to sell it this year, you would have gotten $600 million worth of capital and it would have gone to pay down debt. Are you going to sell other things to meet that? Or at this point you’ll just run with the higher leverage and when the next acquisition opportunity or if you need to fund the development you’ll go out and start marketing assets for sale?

FINAL TRANSCRIPT

Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yeah, we’ll, we’re not going to increase our guidance for rental dispositions this year, we’re comfortable with where we are for now and with our leverage situation for at least the next 12 months. We’re not going to go out and increase.

Now that doesn’t mean we’re not going to take advantage of opportunities as we see them in the market because we will, but you know, we told you at the beginning of this year we felt very good about our portfolio and we thought our belief was that our held-for-rental dispositions would drop this year compared to the last few years and the only exception to that was when we decided to get out of the Cleveland market and sold $115 million of ,now or so, of industrial assets and have office assets to sell, which, as I said, will probably occur early next year.

Michael Bilerman  — Citigroup - Analyst

And if you can just remind us, what is your guidance for asset sales for rental? And then asset sales for — that are held for sale on the gains?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes, I can. Got it right here. Our held-for-rental dispositions this year was $286 million, which included the Cleveland industrial. And our held-for-sale dispositions were $145 million of proceeds with a pre-tax gain of somewhere between $24 million and $32 million.

Michael Bilerman  — Citigroup - Analyst

Okay, and then the land sales are going to be separate from that?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Land sales are separate from that. And our land sales, we just estimate gains which we said between $7 million and $12 million.

Michael Bilerman  — Citigroup - Analyst

Okay and the after tax gain on the sales? On the held-for-sale?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

You could assume a 40% tax rate.

Michael Bilerman  — Citigroup - Analyst

Okay. Thinking about to the core portfolio, you’ve seen a sequential pickup in your trailing 12-month same store in Hawaii went from 1% up to 3%. Where do you see that trending, you know, over the next two quarters and into ‘07?

Matt Cohoat  — Duke Realty Corp. - CFO

Our guidance was 1% to 3% for the year, I’m sorry. It was — yes, 1% to 3% for the year. And we’ll be at the high end or exceed that guidance by the, you know, 100 basis points.

Michael Bilerman  — Citigroup - Analyst

And that’s being driven by stronger rental rates, occupancy, expense savings?

FINAL TRANSCRIPT

Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Matt Cohoat  — Duke Realty Corp. - CFO

Occupancy has increased and rental rates, particularly on the bulk and industrial side, have increased. Expenses are really recovered and they’re somewhat not having a significant affect.

Michael Bilerman  — Citigroup - Analyst

And you’ve talked about the 4% lease spreads on the renewals. Can you talk a little bit about the lease spreads on the new leases and where you’re seeing those on a net effective basis?

Matt Cohoat  — Duke Realty Corp. - CFO

I don’t really have that — we don’t track that, per se, but it’s — I’ll let Denny speak more on where we are on market rents across the system and what our current rents are compared to market.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

You know, that’s always a hard thing to look at because you’ve got all different kinds of tenants. We try to look at that and we generally feel that our market rents in our buildings are just slightly below today, I would say, slightly below market rents. Again market-to-market, it differs, but overall it’s true.

We always continue to look at rental rate growth in terms of our renewal analysis and how we can grow rents on renewals, because that’s the indicator as anything that we’ve seen. For several years, we were pretty flat, we had only a couple of down quarters, and now we’re back into a slightly positive, slightly at 3.7%, which is good, we hope to do better than that as things turn around in a few of our markets.

I would say that if you look at rental rate increases in certain markets where they’ve tightened out now, particularly on the office side like Florida in both Orlando and Tampa. We’ve seen 5% to 10% increases in rental rates over the last six to nine months in some of those markets on the office side.

Michael Bilerman  — Citigroup - Analyst

On lease term fees, are you expecting anything else for the balance of the year?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Well, we never know what we’re going to get. I would say that, you know, we’re now a little bit above the top end of our guidance. I would be surprised if we didn’t get at least something, a few more buyouts for the rest of the year in, as a wild guess, you know, $1.5 million to $3 million range. And that’s just based on historical experience. But we could have zero or we could, you know, you never know when a another big one might come along. We haven’t had as many in the last couple of years. The one in this quarter and Indianapolis was kind of an unusual situation, but it was a very, very profitable situation for us.

Michael Bilerman  — Citigroup - Analyst

And when you think about your guidance, I know you said you don’t change it, your 232 to your 245, the gains you’re talking about have a spread of about $0.05. So do you feel comfortable at one end or the other? Now, half of the year is done and you know, you feel comfortable where you are coming in the third quarter? I’m just trying the get a sense of where your head’s at for the year?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Well, my head’s at between 232 and 245, I guess is all I can tell you.

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Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Michael Bilerman  — Citigroup - Analyst

What other variables? The gains are one piece of it.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

The leasing activity. In the portfolio, if we can get, and the renewal activity as a significant effect. Obviously, if we’ve got, what do we have 3 million square feet of renewals coming at us the rest of the year? If we get most of those renewed, that’s a positive. If we lose half of those, it’s going to have some affect on the last quarter or so. As I said earlier, there’s all kinds of pieces and parts moving in our business. And to be within really a, you know, 2% or 3% spread, I guess, is what we give you on FFO, I think that’s a pretty, it’s a pretty good number.

Michael Bilerman  — Citigroup - Analyst

No, it is. It’s just you have a $0.13 gap for the fourth quarter. And that’s a pretty wide gap when one variable is $0.05. I’m just trying to figure out what takes you to the low end or the high end of where you are?

Matt Cohoat  — Duke Realty Corp. - CFO

We probably should try to cover that, you know, look at the models a little bit offline.

Michael Bilerman  — Citigroup - Analyst

Okay. Great, thank you so much.

Matt Cohoat  — Duke Realty Corp. - CFO

Thank you.

Operator

Thank you, and our next question comes from the line of Christopher [Pike] from Merrill Lynch, please go ahead.

Christopher Pike  — Merrill Lynch - Analyst

Hey, guys, why don’t you just give me a buzz when you guys are done rather than prolong this call anymore. Thanks a lot

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Thank you. We’ve got plenty of time.

Christopher Pike  — Merrill Lynch - Analyst

No, that’s fine. We’ve gone through a lot.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Thank you.

FINAL TRANSCRIPT

Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Operator

[OPERATOR INSTRUCTIONS] And our next question comes from the line of Jay Habermann from Goldman Sachs, please go ahead.

Jonathan Habermann  — Goldman Sachs - Analyst

Hi, good afternoon, can you just provide a brief update on activity in Phoenix?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Sure. We still — we’re getting close to having a couple of things under contract, looking at some land, industrial land positions, primarily, and believe we will have something yet in the next couple of months, but we don’t have anything specific to talk about today.

We’ve got two people on the ground, we’ve hired a local, a Phoenix person who’s working with Kevin Grobus, the regional person we sent out there from our Cincinnati office. And a lot of discussions going on as you can — if you know much about that market, the industrial land is pretty tight out there right now.

We’ve got a couple good opportunities that we think we’ll have something tied up in the next two to three months.

Jonathan Habermann  — Goldman Sachs - Analyst

Great. And then back to last question on NOI growth. You know where rents are today, do you expect to see roll downs in ‘07? Where are rents today versus where you are expiring next year?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

We would not expect to see rent roll downs in ‘07. And I would say pretty much across the board. You know, we’ve had a lot of roll downs in the last few years as we’ve seen that we’re finally back in the positive momentum.

I feel pretty good about the office rent increases in most all of our markets, some will be bigger than others, feel that there’s no question that the bulk industrial rates have stabilized for the most part, and I think I’m not predicting a lot of growth in the bulk industrial rates, but they’ve — we don’t see a roll down and I think we may start to see a little bit of a pick up over the next twelve months in some of those rents.

And once you get up into the 95%, 96% occupancy. And in particular in light of the fact that the construction costs have unquestionably increased on new development in most markets, land prices have increased over the last few years pretty significantly.

So I think that we’ll see some higher rent requests, if you will, higher asking rates on the new development than we have in a while.

Jonathan Habermann  — Goldman Sachs - Analyst

Okay. Thank you.

Operator

Thank you, and we have a question from the line of Chris Haley from Wachovia Securities, please go ahead.

Chris Haley  — Wachovia Securities - Analyst

FINAL TRANSCRIPT

Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Sorry, good afternoon. Denny, you mentioned that you have $600 million of land on balance sheet, so that’s your own portion, I would assume. Obviously, you’ve got options and ventures, and $250 million of that, in the next 6 months?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

No. For all of 2006, between our development and our land sales that we have projected we’ll go through about $250 million of land.

Chris Haley  — Wachovia Securities - Analyst

Okay. So from year end, if I look at your supplemental where you’re having properties held for sale, your balance went from 290 — call it 390, went up $100 million, I’m sorry, a little bit more than that, it’s at $500 million. Excuse me. So a pretty big jump, $220 million, that’s land plus vertical. How much of that, is that reflected — already reflected? Your $250 million already reflected in that number? And that you will be monetizing that in the next six to nine months? I understand the flow through on the build a suit for sales stuff.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Okay. Let me answer that two different ways. First of all, the $250 million of land usage for 2006 would include all of our held-for-rental development, our held-for-sale development, and our pure straight up land sales, which we do a fair amount of. And I would say, but I would say roughly 20% of that number is straight land sales, something like that.

And then the rest is development. And then that development is split between the held-for-rental and the held-for-sale. So those numbers that you see in the pipeline include the land piece of that development.

I think the other side of that question, though, is the $500 million we have in our held-for-sale portfolio, yes, it’s our intent to monetize that over the next 12 to 18 months as those projects are completed. Maybe I should say six to 18 months. But also that’s, as you know, a significant part of our business right now so we’ll be reinvesting into new projects back into that pipeline also.

Chris Haley  — Wachovia Securities - Analyst

So the gain, the economic gain on your year-to-date sales, held-for-sale has been let’s just call it, let’s just use round numbers, $30 million less 40% divided into 145. Is 145 your —

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

No, we haven’t had any so far this year, Chris. We haven’t had any held for sale gains through June. And we told everybody that was back loaded into the third and heavily into the fourth quarter. The — the 145 number was, you know, I guess our range was between 110 and 150.

Chris Haley  — Wachovia Securities - Analyst

Right.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

And we think we’ll be at the high end of that range and that’s all going to fall in the last two quarters.

Chris Haley  — Wachovia Securities - Analyst

Okay. All right. Is there anything to be read? What should we read into the fact that your held-for-rental portfolio, your pipeline hasn’t changed much versus many of your public brethren have actually been growing, or held-for-rental portfolios, yet your merchant build has expanded much more rapidly.

FINAL TRANSCRIPT

Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Well, one of the — a couple reasons for that, one is the medical joint venture that we have. And we’ve always said we were going to put that in our held-for-sale portfolio. And that pipeline today is probably $130 million, something like that —

Chris Haley  — Wachovia Securities - Analyst

Of the 500?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Yes, something like that. And then also we’ve got the retail projects that have been in our held-for-sale portfolio, as you know. And we’ve got one of those is in that, one of the lifestyle centers we’re doing and the partnership is in that number.

And that’s our, that’s the Pennsylvania one we’re working on right now, and that’s a pretty significant number, I want to say, $65 million something like that, $65 million, $70 million. And then it’s just, again, it’s looking at our yield requirements, Chris. If it doesn’t meet, you know, what we want on the development, we’ll put it into the held-for-sale.

Chris Haley  — Wachovia Securities - Analyst

Okay. That’s very helpful, thanks.

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Thanks.

Operator

[OPERATOR INSTRUCTIONS] And we have a question from the line of Ross Nussbaum from Banc of America Securities. Please go ahead.

John Kim  — Banc of America Securities - Analyst

Thank you, it’s John Kim with Ross, and I’ll try to be quick. Denny, I think your strategy with your value office products is either to sell the assets or joint venture them. Can you talk about the investor interest in that type of product?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

John, it goes back to — it depends on where it is and what kind of yield we get, whether we sell it. We did say that in Dallas because of that market and that office situation down there when we were building value office it’s going to be our plan to sell most of that product down there.

In some of our other markets we do value office and we hold on to it because it’s a good product type, but the market is very good for that. Our held-for-sale transactions that we’ve done over the last couple of years we’ve had great success.

And we sold a building in Orlando, we did for CuraScript, a subsidiary of Express Scripts. It was a value office, we did very well on that.

We had a company called EST over in Sarasota, Florida where we did a value office building for them. And did very well on that one when we sold it. So there’s a very good market for it.

FINAL TRANSCRIPT

Jul. 27. 2006 / 3:00PM ET, DRE - Q2 2006 Duke Realty Corporation Earnings Conference Call

John Kim  — Banc of America Securities - Analyst

And how would you compare the average useful life for that product versus a typical office building?

Dennis Oklak  — Duke Realty Corp. - Chairman, CEO

Oh, it’s the same, it’s just, we do it more economically through designing and through, rather than doing brick, doing some tilt up, pre-cast panels that look very nice, add some brick or stone features on it, but it has no affect on the useful life, it’s just the cost basis initially.

John Kim  — Banc of America Securities - Analyst

Okay. Thank you.

Operator

Thank you, and at this time we have no further questions, please continue.

Shona Bedwell  — Duke Realty Corp. - Assistant VP, Investor Relations

We want to thank you for joining our conference call today. Our third quarter call is tentatively scheduled for October 26. Thanks, everyone, and have a nice day.

Operator

Ladies and gentlemen, that does conclude our conference for today, thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.

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